Exhibit 23.2

February 7, 2020

To Whom It May Concern:

Re: Opengear Inc, and Subsidiaries

We consent to the incorporation by reference in the registration statement of Digi International Inc. on Form S-8 (File Nos. 333-187949, 333-144872, 333-169427, 333-169428, 333-194518, 333-194522, 333-209958, 333-218002, 333-225308, and 333-231365) of our report dated January 9, 2020 on our audit of the consolidated financial statements of Opengear, Inc. and Subsidiaries as of September 30, 2019, and for the period then ended, which appear in this Current Report on Form 8-K/A.

Sincerely,

/s/ BKD, LLP
Salt Lake City, Utah
February 7, 2020